UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 21, 2026

Cytek Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40632	47-2547526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47215 Lakeview Boulevard
Fremont, California	94538
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 922-9835

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CTKB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On August 21, 2026, Cytek Biosciences, Inc. (the “Company”) announced that a jury in the United States District Court for the District of Delaware returned a verdict in the patent infringement action brought by Beckman Coulter, Inc. A copy of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly provided by specific reference in such filing.

Item 8.01 Other Events.

On August 21, 2026, the Company announced that a jury in the United States District Court for the District of Delaware returned a verdict in the patent infringement action brought by Beckman Coulter, Inc. The jury found in the Company’s favor on three of the four asserted patent claims, finding noninfringement and invalidity as to each of those three claims. With respect to one claim, the jury found no literal infringement but found infringement under the doctrine of equivalents. The jury awarded past damages consisting of $20 million in lost profits and $36.11 million in royalties. The Company intends to pursue post-verdict motions challenging the finding of infringement under the doctrine of equivalents and the related damages award. The Company may also pursue other available post-trial remedies, including potentially an appeal to the United States Court of Appeals for the Federal Circuit.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. These forward-looking statements include statements regarding the Company’s intention to pursue post-trial motions, appeals, or other proceedings related to the litigation. These statements are based on management’s current expectations and deal with future events and involve risks, uncertainties and other factors that may cause actual results to be materially different from the information expressed or implied by these statements. Factors that could cause actual results to differ materially include the outcome and impact of any post-trial motions, appeals, and further legal proceedings, including additional costs, injunctive relief, ongoing royalty obligations as determined by the court, and/or other risks discussed in the section titled “Risk Factors” set forth in the Company’s most recently filed Quarterly Report on Form 10-Q filed with the SEC on August 5, 2026, and other filings the Company makes with the SEC from time to time. Forward-looking statements contained in this Current Report on Form 8-K are made as of this date, and the Company undertakes no obligation to update any forward-looking statements, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Cytek Biosciences, Inc. dated August 21, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cytek Biosciences, Inc.

Date: August 24, 2026	By:	/s/ Wenbin Jiang
Wenbin Jiang, Ph.D.
President and Chief Executive Officer